EXECUTION VERSION SECOND AMENDED AND RESTATED CONFIRMATION AND RATIFICATION OF ANCILLARY LOAN DOCUMENTS This Second Amended and Restated Confirmation and Ratification of Ancillary Loan Documents (this “Agreement”) is made as of the 28th day of June, 2024 by and among: CLEAN HARBORS, INC., a Massachusetts corporation (the “U.S. Borrower”), CLEAN HARBORS INDUSTRIAL SERVICES CANADA, INC., an Alberta corporation (the “Canadian Borrower”) and EACH OTHER LOAN PARTY LISTED ON THE SIGNATURE PAGES HERETO (together with the U.S. Borrower and the Canadian Borrower, each such Person, individually, an “Existing Grantor”, and collectively, the “Existing Grantors”); and BANK OF AMERICA, N.A., a national banking association, as administrative agent (in such capacity, the “Agent”) for its own benefit and the benefit of the other Lenders and Credit Parties in consideration of the mutual covenants herein contained and benefits to be derived herefrom. WITNESSETH WHEREAS, the Agent, the U.S. Borrower and the Canadian Borrower previously entered into a certain Sixth Amended and Restated Credit Agreement dated as of October 28, 2020 (as heretofore amended, the “Existing Credit Agreement”); and WHEREAS, the Existing Grantors have executed and/or delivered to the Agent, for the benefit of the Lenders and Credit Parties named therein, among other documents, instruments and agreements, those documents, instruments and agreements set forth on Schedule I hereto (as amended, modified, supplemented or restated and in effect from time to time, the “Ancillary Loan Documents”); and WHEREAS, the Agent, the U.S. Borrower and the Canadian Borrower have agreed to amend and restate the Existing Credit Agreement in its entirety pursuant to a certain Seventh Amended and Restated Credit Agreement of even date herewith (as amended, modified, supplemented or restated and in effect from time to time, the “Restated Credit Agreement”); and WHEREAS, in connection with the execution and delivery of the Restated Credit Agreement, among other things, the Existing Grantors and the Agent desire to enter into this Agreement to set forth their respective understanding with respect to the continued effectiveness of the Ancillary Loan Documents. NOW, THEREFORE, it is hereby agreed by and among the Existing Grantors and the Agent, for the benefit of the Lenders and the other Credit Parties, as follows: 1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning set forth in the Restated Credit Agreement, or in the Ancillary Loan Documents, as applicable. 12003666

- 2 - 2. General Amendment to Ancillary Loan Documents. Any and all references in the Ancillary Loan Documents to the “Credit Agreement” shall hereafter be deemed to mean and refer to the Seventh Amended and Restated Credit Agreement dated as of the date hereof by and among: (a) the U.S. Borrower, (b) the Canadian Borrower, (c) the Agent and (d) the Lenders party thereto, as amended, modified, supplemented or restated and in effect from time to time. 3. Confirmation and Ratification of Ancillary Loan Documents. (a) Each of the Existing Grantors hereby ratifies and confirms all of the terms and conditions of, and all of the warranties and representations set forth in, each of the Ancillary Loan Documents to which it is a party, and each of the Existing Grantors acknowledges and agrees that each of the Ancillary Loan Documents (including any schedules and exhibits thereto), as amended by this Agreement, remains in full force and effect. (b) Each of the U.S. Facility Loan Parties hereby acknowledges, confirms and agrees that the Ancillary Loan Documents to which it is a party, and any and all Collateral previously pledged to the Agent, for the benefit of the Secured Parties, pursuant thereto, shall continue to guarantee or secure, as applicable, all U.S. Facility Obligations and all Canadian Facility Obligations at any time and from time to time outstanding under the Restated Credit Agreement and the Ancillary Loan Documents and any other Loan Documents, as such U.S. Facility Obligations and Canadian Facility Obligations have been, and may hereafter be, amended, restated, supplemented, increased or otherwise modified from time to time. (c) Each of the Canadian Facility Loan Parties hereby acknowledges, confirms and agrees that the Ancillary Loan Documents to which it is a party, and any and all Collateral previously pledged to the Agent, for the benefit of the Canadian Facility Secured Parties, pursuant thereto, shall continue to guarantee or secure, as applicable, all Canadian Facility Obligations at any time and from time to time outstanding under the Restated Credit Agreement and the Ancillary Loan Documents and any other Loan Documents, as such Canadian Facility Obligations have been, and may hereafter be, amended, restated, supplemented, increased or otherwise modified from time to time. (d) Each of the Existing Grantors hereby acknowledges, confirms and agrees that nothing herein shall constitute a novation or accord and satisfaction with respect to the Ancillary Loan Documents or any other Loan Documents. 4. Miscellaneous. (a) Each Existing Grantor represents and warrants that (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action, (ii) it has duly executed and delivered this Agreement, and (iii) this Agreement is a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable requirements of law.

- 3 - (b) This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. Delivery of executed counterparts of signature pages to this Agreement by facsimile or other electronic transmission shall be effective as delivery of manually executed counterparts hereof. (c) Each Existing Grantor hereby acknowledges and agrees that this Agreement shall constitute a “Loan Document” under the Restated Credit Agreement. (d) This Agreement expresses the entire understanding of the parties with respect to the matters set forth herein. No prior discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. (e) Any determination that any provision of this Agreement or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Agreement. (f) The Existing Grantors, at the Existing Grantors’ expense, shall execute such additional documents and undertake such additional actions as the Agent may reasonably request in order to more fully confirm, vest and perfect the Agent’s security interests and liens in the Collateral which is the subject of the Ancillary Loan Documents. (g) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW AND FEDERAL LAWS RELATING TO NATIONAL BANKS). (h) EACH EXISTING GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY (WHICH THE AGENT HEREBY ALSO WAIVES) IN ANY PROCEEDING OR DISPUTE OF ANY KIND RELATING IN ANY WAY TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY); AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

- 4 - (i) As of the date hereof, this Agreement amends, restates and supersedes in its entirety that certain Amended and Restated Confirmation and Ratification of Ancillary Loan Documents dated as of October 28, 2020, as in effect immediately prior to effectiveness of this Agreement, the “Existing Ratification Agreement”) between U.S. Borrower, Canadian Borrower, each other Loan Party listed on the signature pages thereto and Agent, and (ii) from and after the date hereof, the rights and obligations of the parties to the Existing Ratification Agreement shall be governed by this Agreement instead. [Signature Pages Follow]